James River Coal Company Reports Fourth Quarter and Full Year 2011 Operating Results

- Annual Coal Sales Revenue Reach a Record of $1.1 billion

- Q-4 Adjusted EBITDA of $44.2 Million

- Q-4 Cash Margin of $20.79 Per Ton in Central Appalachia (CAPP)

- Maintaining a Strong Balance Sheet with Available Liquidity of $236.9 Million

- Reached Agreements to Sell 2.8 Million Tons of CAPP Coal at $115.82 a Ton in 2012

- Substantially Sold Out of Thermal Coal for 2012

- Conference Call Slides Posted to the Company Website

RICHMOND, Va., March 1, 2012 /PRNewswire/ -- James River Coal Company (NASDAQ: JRCC), today announced that it had a net loss of $39.1 million or $1.19 per fully diluted share for the year ended December 31, 2011 and a net loss of $28.5 million or $0.82 per fully diluted share for the fourth quarter of 2011. Included in the year ended December 31, 2011 is an income tax expense adjustment related to a valuation allowance placed on the Company's deferred tax assets of $26.8 million or $0.82 per fully diluted share and $0.77 per fully diluted share for the fourth quarter. This is compared to net income of $78.2 million or $2.82 per fully diluted share for the year ended December 31, 2010 and net income of $25.9 million or $0.93 per fully diluted share for the fourth quarter of 2010. Included in the year ended December 31, 2010 is an income tax benefit related to the reversal of the deferred income tax valuation allowance of $22.1 million, or $0.80 per fully diluted share and $0.79 per fully diluted share for the fourth quarter.

Peter T. Socha, Chairman and Chief Executive Officer, commented: "2011 was a year of transformation for James River Coal Company. We continued the process to grow and diversify our company. We expanded our presence in both the metallurgical coal segment and the international coal markets. In the operations area, we achieved industry-leading performance in both safety and regulatory compliance. In the financial area, we strengthened our balance sheet by refinancing all of our funded debt and substantially improving our liquidity position. While we are cautious and realistic about the current soft market conditions, we are also optimistic that James River will be well positioned for improving markets in the future."

ANNUAL RESULTS

The following tables show selected operating results for the year ended December 31, 2011 compared to the year ended December 31, 2010 (in 000's except per ton amounts).

Total Results	Year Ended December 31,
	2011		2010
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	10,254		8,782
Coal purchased from other sources (tons)	1,605		128
Total coal available to ship (tons)	11,859		8,910
Coal shipments (tons)	11,801		8,919
Coal sales revenue	$ 1,105,370	$ 93.67	$ 698,949	$ 78.45
Freight and handling revenue	72,285	6.13	2,167	0.24
Cost of coal sold	905,482	76.73	512,348	57.44
Freight and handling costs	72,285	6.13	2,167	0.24
Depreciation, depletion, & amortization	108,914	9.23	64,368	7.22
Gross profit	90,974	7.71	122,233	13.70
Selling, general & administrative	57,078	4.84	38,347	4.30
Acquisition costs	8,504	0.72	-	-

Adjusted EBITDA plus acquisition costs (1)	$ 154,571	13.10	$ 156,628	17.56

(1)	Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Year Ended December 31,
	2011				2010
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	7,823		2,431		5,962		2,820
Coal purchased from other sources (tons)	1,605		-		128		-
Total coal available to ship (tons)	9,428		2,431		6,090		2,820

Coal shipments (tons)
Steam (tons)	7,166		2,480		6,109		2,810
Metallurgical (tons)	2,155		-		-		-
Total Shipments (tons)	9,321		2,480		6,109		2,810
Coal sales revenue
Steam	651,016	90.85	105,382	42.49	$ 585,064	95.77	113,885	40.53
Metallurgical	348,972	161.94	-	-	-	-	-	-
Total coal sales revenue	999,988	107.28	105,382	42.49	585,064	95.77	113,885	40.53
Freight and handling revenue	69,778	7.49	2,507	1.01	-	-	2,167	0.77

Cost of coal sold	811,573	87.07	93,909	37.87	419,564	68.68	92,784	33.02
Freight and handling costs	69,778	7.49	2,507	1.01	-	-	2,167	0.77

QUARTERLY RESULTS

The following tables show selected operating results for the quarter ended December 31, 2011 compared to the quarter ended December 31, 2010 (in 000's except per ton amounts).

Total Results	Three Months Ended December 31,
	2011		2010
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,675		2,085
Coal purchased from other sources (tons)	709		74
Total coal available to ship (tons)	3,384		2,159
Coal shipments (tons)	3,304		2,069
Coal sales revenue	$ 321,758	97.38	$ 161,473	78.04
Freight and handling revenue	35,420	10.72	577	0.28
Cost of coal sold	263,315	79.70	125,677	60.74
Freight and handling costs	35,420	10.72	577	0.28
Depreciation, depletion, & amortization	33,435	10.12	16,087	7.78
Gross profit	25,008	7.57	19,709	9.53
Selling, general & administrative	16,553	5.01	9,400	4.54

Adjusted EBITDA plus acquisition costs (1)	$ 44,155	13.36	$ 28,479	13.76

(1)	Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended December 31,
	2011				2010
	CAPP		Midwest		CAPP		Midwest
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,120		555		1,372		713
Coal purchased from other sources (tons)	709		-		74		-
Total coal available to ship (tons)	2,829		555		1,446		713
Coal shipments (tons)
Steam (tons)	1,909		583		1,362		707
Metallurgical (tons)	812		-		-		-
Total Shipments (tons)	2,721		583		1,362		707
Coal sales revenue
Steam	$173,274	90.77	24,590	42.18	$ 133,465	97.99	28,008	39.61
Metallurgical	123,894	152.58	-	-	-	-	-	-
Total coal sales revenue	297,168	109.21	24,590	42.18	133,465	97.99	28,008	39.61
Freight and handling revenue	34,705	12.75	715	1.23	-	-	577	0.82
Cost of coal sold	240,598	88.42	22,717	38.97	102,345	75.14	23,332	33.00
Freight and handling costs	34,705	12.75	715	1.23	-	-	577	0.82

SAFETY

During the fourth quarter our Rockhouse Creek No. 8 and No. 2 Mines won the Mountaineer Guardian Award, presented by the West Virginia Coal Association in recognition of the outstanding safety record. "We are very proud of our employees who work very hard to make James River a safe place to work," commented C.K. Lane, Chief Operating Officer. "James River Coal Company's 2011 Non Fatal Days Lost (NFDL) rate was 17% lower than our 2010 rate and 39% below the national average. In addition, we had 14 operations receive Sentinel of Safety Awards for not having a lost time accident in a year."

LIQUIDITY AND CASH FLOW

As of December 31, 2011, the Company had available liquidity of $236.9 million calculated as follows (in millions):

Unrestricted Cash	$ 199.7
Availability under the revolver	100.0
Letters of Credit Issued under the Revolver	(62.8)
Available Liquidity	$ 236.9

Restricted Cash	$ 29.5

Capital Expenditures for the fourth quarter were $43.3 million and were $138.5 million for twelve months ended December 31, 2011.

SALES POSITION

As of February 29, 2012, we had the following priced sales position:

	2012 Priced
	As of November 7, 2011		As of February 29, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	5,104	$ 82.55	7,917	$ 94.37	2,813	$ 115.82
Midwest (2)	2,776	$ 44.16	2,776	$ 44.16	-	$ -

	2013 Priced
	As of November 7, 2011		As of February 29, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	1,337	$ 80.45	1,337	$ 80.45	-	$ -
Midwest (2)	2,140	$ 45.35	2,140	$ 45.35	-	$ -

	2014 Priced
	As of November 7, 2011		As of February 29, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	300	$ 75.75	300	$ 75.75	-	$ -
Midwest (2)	700	$ 49.00	700	$ 49.00	-	$ -

(1) Priced Tons in CAPP do not include approximately 700,000 tons of met coal that has been sold but not yet priced
(2) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

2012 GUIDANCE

The guidance contained below represents forecasts, which indicate a range of possible outcomes and are provided to assist investors with the development of earnings estimates. While James River believes that these forecasts represent the best current estimate of management as to future events, actual events will differ from these forecasts, and such differences could be material. These forecasts are subject to risks identified under "forward-looking statements" below.

Guidance By Segment (In 000's except per ton amount)

	Tons Shipped (1)			Cash Cost (2)
Central Appalachia
Thermal, Stoker and PCI	6,700			$ 74.00	-	76.00
Metallurgical	2,800			$ 108.00	-	112.00

Midwest	2,700	-	2,800	$ 34.00	-	38.00

(1) Substantially all the CAPP tons that are currently unsold or unpriced consist of met, PCI, and industrial stoker.
(2) Cash costs per produced ton excludes purchase coal.

Total JRCC Operations (In 000's except tax rate)
Depreciation, Depletion and Amortization	$ 132,000
Tax Rate	0%

Capital Expenditures
Maintenance and Safety Capital	$110,000
Completion of Ongoing Projects	15,000
$125,000

MISCELLANEOUS

The following additional items had an impact on our results of operations and balance sheet during the fourth quarter of 2011:

  Due to changes in the current coal markets, we reduced the book value of our deferred tax asset.  This resulted in a $26.8 million adjustment to income tax expense in the fourth quarter.

  We recorded additional expense of a net of $1.3 million during the quarter related to workers' compensation. This amount included $3.5 million of increased expense due to a reduction in the discount rate, due to lower market interest rates.  This was partially offset by a $2.2 million positive impact due to improved safety performance at the mines and the management of the workers' compensation claim process.

  We recorded an increase in our pension obligation and black lung benefits obligation of $19.6 million and $10.2 million, respectively, in the fourth quarter.  These increases are primarily attributed to a decrease in discount rates, due to lower market interest rates.  These adjustments had no income statement impact.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the fourth quarter earnings on March 1, 2012 at 11:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860. A replay of the conference call will be available on the Company's website and also by telephone, at 855-859-2056 for domestic callers. International callers, please dial 404-537-3406: pass code 41616568.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; our ability to successfully integrate International Resource Partners LP and its related entities (IRP); governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Balance Sheets (in thousands, except share data)
	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$199,711	180,376
Trade receivables	107,557	59,970
Inventories:
Coal	52,717	23,305
Materials and supplies	17,800	13,690
Total inventories	70,517	36,995
Prepaid royalties	8,465	6,039
Other current assets	11,461	5,991
Total current assets	397,711	289,371
Property, plant, and equipment, net	909,294	385,652
Goodwill	26,492	26,492
Restricted cash and short term investments	29,510	23,500
Other assets	41,575	59,554
Total assets	$1,404,582	784,569

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$110,557	57,300
Accrued salaries, wages, and employee benefits	12,996	7,744
Workers' compensation benefits	9,200	9,000
Black lung benefits	2,512	2,282
Accrued taxes	7,563	4,924
Other current liabilities	27,861	16,496
Total current liabilities	170,689	97,746
Long-term debt, less current maturities	582,193	284,022
Other liabilities:
Noncurrent portion of workers' compensation benefits	60,721	55,944
Noncurrent portion of black lung benefits	56,152	43,443
Pension obligations	29,121	11,968
Asset retirement obligations	94,654	43,398
Other	14,390	665
Total other liabilities	255,038	155,418
Total liabilities	1,007,920	537,186
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
35,671,953 and 27,779,351 shares as of December 31, 2011 and December 31, 2010	357	278
Paid-in-capital	541,362	324,705
Accumulated deficit	(97,682)	(58,593)
Accumulated other comprehensive loss	(47,375)	(19,007)
Total shareholders' equity	396,662	247,383
Total liabilities and shareholders' equity	$1,404,582	784,569

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except share data)
	Year Ended December 31,
	2011	2010	2009
Revenues
Coal sales revenue	$1,105,370	698,949	678,562
Freight and handling revenue	72,285	2,167	2,996
Total revenue	1,177,655	701,116	681,558
Cost of sales:
Cost of coal sold	905,482	512,348	505,892
Freight and handling costs	72,285	2,167	2,996
Depreciation, depletion and amortization	108,914	64,368	62,078
Total cost of sales	1,086,681	578,883	570,966
Gross profit	90,974	122,233	110,592
Selling, general and administrative expenses	57,078	38,347	39,720
Acquisition costs	8,504	-	-
Total operating income	25,392	83,886	70,872
Interest expense	50,096	29,943	17,057
Interest income	(494)	(683)	(60)
Charges associated with repayment of debt	740	-	1,643
Miscellaneous (income) expense, net	(812)	27	(281)
Total other expense, net	49,530	29,287	18,359
Income (loss) before income taxes	(24,138)	54,599	52,513
Income tax expense (benefit)	14,951	(23,566)	1,559
Net income (loss)	$(39,089)	78,165	50,954
Earnings (loss) per common share
Basic earnings (loss) per common share	$(1.19)	2.82	1.85
Diluted earnings (loss) per common share	$(1.19)	2.82	1.85

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Cash Flows (in thousands)
	Year	Year	Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$(39,089)	78,165	50,954
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion, and amortization	108,914	64,368	62,078
Accretion of asset retirement obligations	4,477	3,334	3,212
Amortization of debt discount and issue costs	14,684	8,066	1,813
Stock-based compensation	5,283	5,400	5,967
Deferred income tax expense (benefit)	14,139	(22,236)	180
Loss (gain) on sale or disposal of property, plant, and equipment	(59)	307	(61)
Write-off of deferred financing costs	740	-	-
Changes in operating assets and liabilities:
Receivables	69,043	(16,681)	(9,988)
Inventories	(13,967)	(3,680)	(15,025)
Prepaid royalties and other current assets	(104)	(2,433)	(1,440)
Restricted cash and short term investments	(6,010)	38,542	(56,820)
Other assets	566	(2,060)	(4,233)
Accounts payable	(3,145)	10,828	(10,596)
Accrued salaries, wages, and employee benefits	892	762	340
Accrued taxes	(889)	(303)	(1,787)
Other current liabilities	7,497	1,066	(3,626)
Workers' compensation benefits	4,977	5,609	3,558
Black lung benefits	3,420	3,018	1,657
Pension obligations	(1,696)	(2,244)	2,144
Asset retirement obligations	(5,204)	(809)	(861)
Other liabilities	(697)	43	93
Net cash provided by operating activities	163,772	169,062	27,559
Cash flows from investing activities:
Additions to property, plant, and equipment	(138,455)	(95,426)	(72,159)
Payment for acquisition, net of cash acquired	(515,962)	-	-
Proceeds from sale of property, plant and equipment	103	82	149
Net cash used in investing activities	(654,314)	(95,344)	(72,010)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	505,000	-	172,500
Repayment of long-term debt	(150,000)	-	-
Proceeds from Revolver	-	-	12,500
Repayments of Revolver	-	-	(30,500)
Net proceeds from issuance of common stock	170,545	-	-
Debt issuance costs	(15,668)	(1,346)	(5,517)
Proceeds from exercise of stock options	-	73	75
Net cash provided by (used in) financing activities	509,877	(1,273)	149,058
Increase in cash and cash equivalents	19,335	72,445	104,607
Cash and cash equivalents at beginning of period	180,376	107,931	3,324
Cash and cash equivalents at end of period	$199,711	180,376	107,931

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. Adjusted EBITDA plus acquisition costs further adjusts Adjusted EBITDA to add back certain non-recurring costs incurred in connection with the IRP acquisition that may not reflect the trend of future results. We believe that Adjusted EBITDA plus acquisition costs presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA, Adjusted EBITDA, and Adjusted EBITDA plus acquisition costs are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Twelve Months Ended
	December 31	December 31	December 31	December 31
	2011	2010	2011	2010

Net income (loss)	$(28,542)	25,870	(39,089)	78,165
Income tax expense (benefit)	23,951	(22,892)	14,951	(23,566)
Interest expense	13,423	7,516	50,096	29,943
Interest income	(138)	(83)	(494)	(683)
Depreciation, depletion, and amortization	33,435	16,087	108,914	64,368
EBITDA (before adjustments)	$42,129	26,498	134,378	148,227
Other adjustments specified
in our current debt agreement:
Direct acquisition costs	-	-	8,504	-
Charges associated with repayment of debt	-	-	740	-
Other	2,026	1,981	8,200	8,401
Adjusted EBITDA	$44,155	28,479	151,822	156,628
Write-up of IRP Inventory	-	-	2,749	-
Adjusted EBITDA plus acquisition costs	$44,155	28,479	154,571	156,628

In addition, in this press release we are presenting below our earnings per share before acquisition and refinancing expenses for the fourth quarter and year ending December 31, 2011. As we do not routinely engage in transactions of the magnitude of the IRP acquisition or the refinancing of our debt, and consequently do not regularly incur transaction-related expenses of similar size, we believe presenting earnings per share excluding acquisition and refinancing expenses provides investors with an additional measure of our core operating performance. Charges related to the IRP acquisition and refinancing of our debt included in our results of operations are as follows:

	Three months	Twelve months
	ended	ended
	December 31, 2011	December 31, 2011
Acquisition costs	-	8,504
Charges associated with repayment of debt	-	740
Amortization of contracts included in depreciation,
depletion and amortization	2,418	5,935
Write-up to Fair Market Value of IRP's inventory at acquisition	-	2,749
Interest on repaid Senior Notes after new financing completed	-	2,344
Total IRP acquisition and recapitalization expenses	$2,418	20,272

Earnings per share impact	$0.07	0.62